UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 14, 2007

EQUITABLE RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA
(State or other jurisdiction of incorporation)

1-3551	25-0464690
(Commission File Number)	(IRS Employer Identification No.)

225 North Shore Drive, Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(412) 553-5700
(Registrant’s Telephone Number, Including Area Code)

NONE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On May 14, 2007, the United States District Court for the Western District of Pennsylvania dismissed the Federal Trade Commission’s (FTC) complaint for a preliminary injunction to halt Equitable Resources, Inc.’s (the Company or Equitable) acquisition of the capital stock of The Peoples Natural Gas Company (Dominion Peoples) from Consolidated Natural Gas Company (Dominion), a wholly-owned subsidiary of Dominion Resources, Inc.  On May 16, 2007, the FTC filed notice of its intent to appeal the dismissal to the United States Court of Appeals for the Third Circuit. The FTC also filed a motion requesting the issuance of a preliminary injunction pending appellate review.

Also on May 14, 2007, the Public Service Commission of West Virginia issued an order in connection with five consolidated cases, including the Company’s proposed acquisition of the capital stock of Hope Gas, Inc. (Dominion Hope).  The order initiates a focused management audit on two Dominion Hope applications to adjust purchased gas costs, which has the likely result of extending the administrative review schedule for the acquisition beyond June 30, 2007.  The existing stock purchase agreement for Dominion Hope and Dominion Peoples may be terminated by either party after June 30, 2007.

The information in this Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE RESOURCES, INC.
(Registrant)

	By:	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and
Chief Financial Officer

Date: May 16, 2007